UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of

the Securities Exchange Act of 1934

(Amendment No.    )

Filed by the Registrant  ☒                              Filed by a Party other than the Registrant  ☐

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☐	Preliminary Proxy Statement.

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2)).

☐	Definitive Proxy Statement.

☒	Definitive Additional Materials.

☐	Soliciting Material Pursuant to §240.14a-12.

Evercore Partners Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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Beginning on May 8, 2013, Evercore Partners Inc. sent the following communication to its employees:

TO:	Employees

FROM:	Adam Frankel Jason Klurfeld

RE:	ACTION REQUESTED - 2013 Annual Meeting: Please Vote Your Shares Immediately

DATE:	May 8, 2013

If you hold either (a) Evercore Partners Inc. Class A Common Stock or (b) Evercore Partners Inc. Class B Common Stock and Evercore LP partnership units, by now you should have received a copy of our proxy statement, annual report to stockholders and your proxy or voting instruction card. Depending on how you have structured your ownership of our Common Stock, you may receive multiple sets of proxy materials, with some copies sent to your home and some sent to the office. We urge you to read the materials, and, in particular, we want to highlight for you Proposal No. 2, the proposed amendment to our equity incentive plan to increase the number shares available under the plan by 5 million shares.

Unless Proposal No. 2 is approved, we won’t have sufficient shares under the plan to support annual bonus RSU grants or RSU grants to new hires required to continue attracting and incentivizing our employees to achieve our objectives.

Most institutional investors will not vote their shares until very late in the process because many will wait until reports have been issued by proxy voting firms, such as ISS. In addition, institutional investors often must go through a proxy voting committee process, which also takes time. Therefore, it is very important that you cast your vote as soon as possible so that we can get an early estimate of where we stand in the voting and where we need to focus our efforts.

Our Board recommends that you vote “FOR” Proposal No. 2. Please take a few minutes to vote your shares today. Please follow the voting instructions outlined below. Your vote is very important. Please be sure and vote all your shares, which may be represented by multiple proxy or voting instruction cards.

In addition, we encourage you to elect to receive future proxy materials electronically because electronic delivery reduces mailing costs to Evercore, which have grown as our stockholder base has expanded, and it shortens the delivery time. Simply go to the following website, www.investordelivery.com, and enter the control number found on the front of your proxy or voting instruction card in the box with the è pointing to it. Your election to receive your proxy materials electronically will apply to all holdings in your account and remain active until you change it.

If you only hold vested or unvested RSUs, you are not eligible to vote the shares underlying such RSUs, and please ignore this communication.

Thank you and please contact us if you have any questions.

Instructions for Submitting Your Proxy or Voting Instructions

Before you submit your proxy/voting instructions, we encourage you to read and review the proxy statement relating to the Annual Meeting, as well as Evercore’s Annual Report to Stockholders. Copies of these materials can be accessed by clicking on the links below. These instructions do not constitute the formal notice in respect of the Annual Meeting.

You may submit your proxy/voting instructions by any of the following methods:

•	Internet

1.	Enter www.proxyvote.com. This will direct you to the internet voting site.

2.	Enter your personal control number(s) that appears on each of your proxy or voting instruction card(s) in the box with the è pointing to it. You must provide a control number in order to enter the website. If more than one control number is listed, please be sure to vote your shares separately using each control number.

3.	Use the internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. Eastern Time on June 18, 2013. Have your card in hand when you access the web site and follow the instructions to submit your proxy/voting instructions.

•	Telephone

1.	Call the following toll-free number: 1-800-690-6903.

2.	Enter your personal control number(s) that appears on your card in the box with the è pointing to it. You must provide a control number in order to access the telephone voting system. If more than one control number is listed, please be sure to vote your shares separately using each control number.

3.	Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m. Eastern Time on June 18, 2013. Have your card in hand when you call and follow the instructions.

•	Mail

1.	Mark, sign and date your card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

2.	It must be received no later than June 18, 2013.

Access Evercore Partners Inc.’s Proxy Statement for the Annual Meeting

Access Evercore Partners Inc.’s Annual Report to Stockholders

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